EXHIBIT 9-B
       PLEASE READ CAREFULLY THE INSTRUCTIONS ACCOMPANYING THIS LETTER

                           LETTER OF TRANSMITTAL

                               To Accompany
          10% Convertible Debentures and 10% Subordinated Convertible
                               Debentures of

                     UNITED STATES ANTIMONY CORPORATION
        surrendered in connection with THE OFFER TO PURCHASE
                         Dated November 21, 1997
                      ______________________________

SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., MOUNTAIN TIME, ON DECEMBER 31, 1997, UNLESS THE OFFER IS EXTENDED IN ACCORDANCE WITH THE OFFER TO PURCHASE (SUCH TIME AND DATE OR THE LATEST EXTENSION THEREOF, IF EXTENDED, THE "EXPIRATION DATE"). DEBENTURES TENDERED IN THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.
                        ____________________________

             Debentures tendered in the Offer should be set to:

            By Mail:                                By Hand:
    United States Antimony Corp.          United States Antimony Corp.
          P.O. Box 643                     1250 Prospect Creek Road
  Thompson Falls, Montana  59873         Thompson Falls, Montana 59873

                            Confirm by Telephone:
                         John C. Lawrence, President
                               (406) 827-3523
                            (406) 827-3543 (fax)

Delivery of this instrument to an address other than as set forth above does not constitute a valid delivery. The instructions contained herein and in the Offer to Purchase (as defined below) should be read carefully before this Letter of Transmittal is completed.

     By execution hereof, the undersigned acknowledges receipt of the Offer to Purchase, dated November 21, 1997 (as the same may be amended from time to time, the "Offer to Purchase"), of United States Antimony Corporation (the "Company") and this Letter of Transmittal and instructions hereto (the "Letter of Transmittal"), which together constitute the Company's offer to purchase (the "Offer") any and all outstanding 10% Convertible Debentures and 10% Subordinated Convertible Debentures of the Company (collectively, the "Debentures"), upon the terms and subject to the conditions set forth in the Offer to Purchase.

     HOLDERS WHO WISH TO BE ELIGIBLE TO RECEIVE PAYMENT FOR THE DEBENTURES TO BE PURCHASED PURSUANT TO THE OFFER MUST VALIDLY TENDER (AND NOT WITHDRAW) THEIR DEBENTURES TO THE COMPANY PRIOR TO THE EXPIRATION DATE.

     Acceptance of the Offer requires conversion of 100% of the defaulted principal and at least 70% of accrued interest on the Debentures as of December 31, 1996. Each $0.55 of such defaulted principal and accrued interest is convertible into one share of Convertible Preferred Stock, Series C (the "Series C Shares"). With respect to the remaining 30% of accrued interest on such Debentures as of December 31, 1996, each Debenture holder who tenders Debentures in the Offer will have the option of either (i) receiving a pro rata share of quarterly cash payments with respect to such accrued interest pursuant to a $5,000 per month "sinking fund" to be established by the Company, and/or (ii) converting all or a portion of such remaining accrued interest into Series C Shares and receiving, as additional consideration therefor, a Common Stock Purchase Warrant ("Warrant") to purchase Common Stock of the Company for each $0.55 of remaining accrued interest so converted in excess of the 70% threshold. The Warrants will entitle the holders thereof to purchase one share of Common Stock of the Company at an exercise price of $0.70 per share, and will expire three years after issuance. See the description set forth in "THE OFFER," in the Offer to Purchase.

     In order to properly complete this Letter of Transmittal, a holder of Debentures (a "Holder") must (i) complete Item A "Description of Debentures;"
(ii) complete Item B relating to the election to receive remaining accrued interest in quarterly cash payments or in shares of Series C Preferred Stock and Warrants; (iii) if appropriate, check and complete Items C and D relating to "Special Issuance or Payment Instructions" and "Special Delivery Instructions"; and (iv) sign this Letter of Transmittal.

     A failure to make an election in Item B relating to Payment of Remaining Accrued Interest will be deemed an election to convert all remaining interest into Series C Shares and Warrants.

     If Holders desire to tender Debentures pursuant to the Offer and (i) certificates representing such Debentures are not lost but are not immediately available or time will not permit this Letter of Transmittal, the Debentures or other required documents to reach the Company prior to the Expiration Date, or (ii) certificates representing such Debentures are lost, stolen, destroyed or mutilated, then in either case please contact the Company.

     The undersigned has completed, executed and delivered this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Offer.

     All capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Offer to Purchase.

     The Company is not aware of any jurisdiction where the making of the Offer would not be in compliance with applicable laws. If the Company becomes aware of any jurisdiction where the making of the Offer would not be in compliance with such laws, the Company will make a good faith effort to comply with any such laws or seek to have such laws declared inapplicable to the Offer. If after such good faith effort, the Company cannot comply with any such applicable laws, the Offer will not be made to, nor will tenders be accepted from or on behalf of, Holders residing in such jurisdiction(s).

       HOLDERS WHO WISH TO ACCEPT THE OFFER AND TENDER THEIR DEBENTURES
          MUST COMPLETE THIS LETTER OF TRANSMITTAL IN ITS ENTIRETY

                 NOTE:  SIGNATURES MUST BE PROVIDED BELOW
           PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

      Ladies and Gentlemen:

     Upon the terms and subject to the conditions of the Offer, the undersigned hereby tenders to the Company the principal amount of Debentures described in Item A below, "Description of Debentures."

     Subject to and effective upon the acceptance for purchase of and payment for Debentures tendered hereby, by executing and delivering this Letter of Transmittal, a tendering Holder (i) irrevocably sells, assigns and transfers to the Company, all right, title and interest in and to all Debentures tendered hereby and (ii) waives any and all rights with respect to such Debentures (including without limitation any existing or past defaults and their consequences with respect to such Debentures, and (iii) releases and discharges the Company from any and all claims such Holder may have now, or may have in the future, arising out of, or related to, such Debentures including without limitation any claims that such Holder is entitled to receive additional principal or interest payments with respect to such Debentures or to participate in any redemption or defeasance of the Debentures.

     The undersigned hereby represents and warrants that the undersigned (i) owns the Debentures tendered and is entitled to tender such Debentures, and
(ii) has full power and authority to tender, sell, assign and transfer the Debentures tendered hereby and that when such Debentures are accepted for purchase and payment by the Company, the Company will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right.

     The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the sale, assignment and transfer of the Debentures tendered hereby. The undersigned understands that tenders of Debentures may be withdrawn by written notice of withdrawal received by the Company at any time prior to the Expiration Date. See Instruction 1.

     All authority conferred or agreed to be conferred by this Letter of Transmittal shall survive the death or incapacity of the undersigned, and every obligation of the undersigned under this Letter of Transmittal shall be binding upon the undersigned's heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy or other legal representatives.

     The undersigned understands and agrees that valid tender of Debentures pursuant to the procedures described under "Procedures for Tendering Debentures" in the Offer to Purchase and in the instructions hereto will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Offer, including the undersigned's waiver of any existing or past defaults and their consequences with respect to the Debentures (including without limitation a default in the payment of interest).

     The undersigned understands that the delivery and surrender of Debentures is not effective, and the risk of loss of the Debentures does not pass to the Company, until receipt by the Company of this Letter of Transmittal, or a facsimile hereof, properly completed and duly executed, together with all accompanying evidences of authority and any other required documents in form satisfactory to the Company. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Debentures pursuant to the procedures described in the Offer to Purchase and the form and validity (including time of receipt of notices of withdrawal) of all documents will be determined by the Company, in its sole discretion, which determination will be final and binding on all parties.

     Unless otherwise indicated herein in Item C under "Special Issuance or Payment Instructions," the undersigned hereby requests that any Series C Shares, Common Stock Purchase Warrants and/or quarterly interest payments, as applicable, constituting payment for Debentures tendered in the Offer be issued to the order of the undersigned as set forth in Item A below.

     Similarly, unless otherwise indicated herein in Item D under "Special Delivery Instructions," the undersigned hereby requests that any Series C Shares, Common Stock Purchase Warrants and/or quarterly interest payments, as applicable, be delivered to the undersigned at the address(es) shown in Item A below.

     In the event that the "Special Issuance or Payment Instructions" box or the "Special Delivery Instructions" box, or both, are completed, the undersigned hereby requests that any certificates representing Series C Shares, Common Stock Purchase Warrants and/or quarterly interest payments, as applicable, constituting payments for Debentures tendered in connection with the Offer be issued in the name(s) of, and be delivered to, the person(s) at the address(es) so indicated, as applicable. The undersigned recognizes that the Company has no obligation pursuant to the "Special Issuance or Payment Instructions" box to transfer any Debentures from the name of the registered Holder(s) thereof if the Company does not accept for purchase any of the Debentures so tendered.


PLEASE SIGN BELOW
(TO BE COMPLETED BY ALL TENDERING HOLDERS)


If the signature appearing below is not that of the registered holder of the Debentures, then the registered Holder(s) must sign a valid power of attorney.


DEBENTURE HOLDERS SIGN HERE

    This Letter of Transmittal must be signed by the registered Holder(s) of Debentures exactly as his (their) name(s) appear(s) on the Debentures or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Letter of Transmittal. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person(s) must set forth his (their) full title below under "Capacity" and submit evidence satisfactory to the Company of such person(s)' authority to so act. See Instruction 2.


X_______________________________________________________________________________
_______________________________________

X_______________________________________________________________________________
_______________________________________
Signature(s) of Holder(s) or Authorized Signatory)

Date:___________________________________________________________________________
______________________________________

Name(s):________________________________________________________________________
_______________________________________

________________________________________________________________________________
________________________________________
    (Please print)

Capacity:_______________________________________________________________________
________________________________________

________________________________________________________________________________
________________________________________   (See Instruction 2)

Address:________________________________________________________________________
_________________________________________

________________________________________________________________________________
________________________________________
Area Code and Telephone
No._____________________________________________________________________________
________________


      ALL TENDERING HOLDERS MUST COMPLETE ITEM A BELOW.


Description of Debentures

List below the Debentures to which this Letter of Transmittal relates. ACCEPTANCE OF THE OFFER REQUIRES CONVERSION OF 100% OF THE PRINCIPAL OF, AND AT LEAST 70% OF ACCRUED INTEREST ON, THE DEBENTURES AS OF DECEMBER 31, 1996.



ITEM A.
                         DESCRIPTION OF DEBENTURES

                      Name(s) and Address(es) of Holder(s)


                           (Please fill in, if blank)

      Debenture(s) Owned                       Debenture Aggregate
                                                 Principal Amount




     Total Principal Amount

                Payment of Remaining Accrued Interest

As noted above, the conversion of Debentures pursuant to the Offer involves 100% of defaulted principal and at least 70% of accrued interest as of December 31, 1996. At the option of each Holder, more than 70% of accrued interest may be converted in the Offer. With respect to the remaining 30% (or less, as applicable) of accrued interest as of such date, each Holder who tenders Debentures in the Offer must make an election pursuant to Item B below.

           ALL TENDERING HOLDERS MUST COMPLETE ITEM B BELOW.

     A failure to make an election in Item B below will be deemed an election to convert all remaining interest into Series C Shares and Warrants.



                                  ITEM B
                   PAYMENT OF REMAINING ACCRUED INTEREST
    [ ] I elect to convert the following percentage of the remaining accrued interest on my Debentures as of December 31, 1996 into Series C Shares and Warrants to purchase Common Stock of the Company:
Indicate Percentage Here -____________ %

    [ ] I elect not to convert any remaining accrued interest or only a portion thereof, but to receive a pro rata portion of quarterly interest from the Company's sinking fund relating to all unconverted accrued interest as of December 31, 1996.



         TENDERING HOLDERS WHO WISH PAYMENT AND/OR DELIVERY TO BE MADE
                  OTHER THAN AS SET FORTH IN ITEM A ABOVE,
                    SHOULD COMPLETE ITEM C AND/OR D BELOW.



                                 ITEM C
SPECIAL ISSUANCE OR

PAYMENT INSTRUCTIONS

  To be completed ONLY if the Series C Shares, Warrants and/or quarterly interest payments, as applicable, issued in the name of and sent to someone other than the registered Holder(s), as named above. See Instructions 2 and 3 accompanying this Letter of Transmittal.

Issue and mail check to:

Name_______________________________________________(Please
Print)

Address________________________________________

_______________________________________________
              (Include Zip Code)

_____________________________________________________(Social Security No. or
other Taxpayer Identification No.)

                                  ITEM D
                      SPECIAL DELIVERY INSTRUCTIONS

  To be completed ONLY if the Series C Shares, Warrants and/or quarterly interest payments, as applicable, are to be sent to the registered Holder(s) at an address other than that shown above. See Instructions 2 and 3 accompanying this Letter of Transmittal.

Mail check to:

Name________________________________________________
(Please Print)

Address______________________________________________

__________________________________________________________
                      (Include Zip Code)

__________________________________________________________
(Social Security No. or other Taxpayer Identification No.)



INSTRUCTIONS

             FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER


     1. General. To tender Debentures in the Offer, the Debentures, together with a properly completed and duly executed copy (or facsimile) of this Letter of Transmittal, any other documents required by this Letter of Transmittal must be received by the Company at its address set forth herein prior to the Expiration Date. The method of delivery of this Letter of Transmittal, Debentures and all other required documents to the Company is at the election and risk of the Holders. If such delivery is to be made by mail, it is suggested that Holders use properly insured registered mail, return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Company prior to such date. Except as otherwise provided below, the delivery will be deemed made when actual received by the Company. THIS LETTER OF TRANSMITTAL AND DEBENTURES SHOULD BE SENT ONLY TO THE COMPANY.

     By executing this Letter of Transmittal (or a facsimile hereof), a tendering Holder waives any right to receive any notice of the acceptance for payment of tendered Debentures.

     For a full description of the procedures for tendering Debentures, see "Procedures for Tendering Debentures" in the Offer to Purchase.

     If a Holder desires to tender Debentures pursuant to the Offer and (i) the Debentures are not lost but are not immediately available or time will not permit this Letter of Transmittal, Debentures or other required documents to reach the Company on or prior to the Expiration Date, or (ii) the Holder's Debentures are lost, missing, mutilated or destroyed, please contact the Company.
     Tenders of Debentures may be withdrawn at any time prior to the Expiration Date pursuant to the procedures described under "Procedures for Tendering Debentures -- Withdrawal Rights" in the Offer to Purchase.

     2. Signatures. If this Letter of Transmittal is signed by the registered Holder(s) of the Debentures tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever.

     IF THIS LETTER OF TRANSMITTAL IS EXECUTED BY A HOLDER WHO IS NOT THE REGISTERED HOLDER, THEN THE REGISTERED HOLDER MUST SIGN A VALID POWER OF ATTORNEY.

     If any of the Debentures tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal. If any tendered Debentures are registered in different names on several certificates, it will be necessary to complete, sign and submit as many copies of this Letter of Transmittal and any necessary accompanying documents as there are different names in which Debentures are held.

     If this Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and submit proper evidence satisfactory to the Company of their authority so to act with this Letter of Transmittal.

     3. Special Issuance or Payment and Special Delivery Instructions. Tendering Holders should indicate in the applicable box or boxes the name and address to which Debentures for principal amounts not accepted for purchase, or Series C Shares, Warrants and/or quarterly interest payments are to be issued or sent, if different from the name and address of the Holder signing this Letter of Transmittal.

     4. Transfer Taxes. The Company will pay all transfer taxes, if any, payable on the purchase and transfer of Debentures converted pursuant to the Offer. It will not be necessary for transfer stamps to be affixed to the Debentures listed in this Letter of Transmittal.

     5. Irregularities. All questions as to the validity, form, eligibility (including the time of receipt) and acceptance for conversion of any tenders of Debentures pursuant to the procedures described in the Offer to Purchase and the form and validity (including the time of receipt of notices of withdrawal) of all documents will be determined by the Company, in its sole discretion, which determination shall be final and binding on all parties.
The Company reserves the absolute right to reject any or all tenders determined by it not to be in proper form or the acceptance of or payment for which may be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Debentures. The Company's interpretation of the terms and conditions of the Offer (including without limitation the instructions in this Letter of Transmittal) shall be final and binding. No alternative, conditional or contingent tenders will be accepted. Unless waived, any irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person will be under any duty to give notification of any defects or irregularities in such tenders or will incur any liability to Holders for failure to give such notification. Tenders of such Debentures shall not be deemed to have been made until such irregularities have been cured or waived.

     6. Requests for Assistance. Questions relating to the procedure for tendering Debentures and requests for assistance or additional copies of the Offer to Purchase or this Letter of Transmittal may be directed to, and additional information about the Offer may be obtained from the Company,
Attention: John C. Lawrence, President, at (406) 827-3523.